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                                                                       Exhibit 5

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                                                          LAW OFFICES OF

                                                    SAUL, EWING, REMICK & SAUL

BERWYN, PENNSYLVANIA                                 3800 CENTRE SQUARE WEST                             PRINCETON, NEW JERSEY
HARRISBURG, PENNSYLVANIA                             PHILADELPHIA, PA  19102                             WILMINGTON, DELAWARE
NEW YORK, NEW YORK
                                                         (215) 972-7777


                                                      Fax: (215) 972-7725
                                                Internet Email: lawyers@saul.com
                                              World Wide Web: http://www.saul.com

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                                                                  June 16, 1997

inTEST Corporation
2 Pin Oak Lane
Cherry Hill, NJ   08003

         Re:      inTEST Corporation
                  Registration Statement on Form S-1

Ladies and Gentlemen:

         We have acted as counsel to inTEST Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the public offering of up to 2,275,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), of which 1,820,000 shares of authorized but heretofore unissued shares of Common Stock will be sold by the Company and 455,000 shares of Common Stock will be sold severally by the selling stockholders named in the Registration Statement (the "Selling Stockholders").

         We have assumed for the purposes of this opinion that an Underwriting Agreement substantially in the form of that filed as Exhibit 1 to the Registration Statement (the "Underwriting Agreement") has been duly executed and delivered by the Company, the Selling Stockholders and Janney Montgomery Scott, Inc. and Needham & Company, Inc. as representatives of the several underwriters named therein (the "Underwriters"). The Registration Statement also relates to 341,250 shares of Common Stock that may be sold by the Selling Stockholders pursuant to the Underwriters' over-allotment option pursuant to the terms of the Underwriting Agreement. We have also assumed for the purposes of this opinion that the 300,443 shares of Common Stock to be issued in exchange for the minority interests of the Company's three foreign subsidiaries has taken place as contemplated by the Registration Statement.

         We have reviewed (a) the Registration Statement; (b) the Company's Certificate of Incorporation and Bylaws; (c) certain records of the Company's corporate proceedings as reflected in its minute and stock books; and (d) such other documents and instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.


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         Our opinion set forth below is limited to the General Corporation Law of the State of Delaware.

         We are of the opinion that:

             1. The shares of Common Stock to be issued by the Company to the Underwriters as described in the Registration Statement, when and to the extent purchased by the Underwriters in accordance with the Underwriting Agreement, will be legally issued, fully paid and non-assessable; and

             2. The shares of Common Stock to be sold by the Selling Stockholders to the Underwriters as described in the Registration Statement have been legally issued and are fully paid and non-assessable.

         We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                      Very truly yours,

                                       /s/ Saul, Ewing, Remick & Saul